Exhibit 31.3

CERTIFICATION PURSUANT TO

RULE 13a-14(a) AND 15d-14(a) UNDER

THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Dr. Avishay Katz, Chief Executive Officer of Gigoptix Inc, (the “Company”), certify that:

1) I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of the Company; and

2) based on my knowledge this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Dr. Avishay Katz
Dr. Avi (Avishay) Katz
Chief Executive Officer

Dated: April 30, 2009